UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAMP NINE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	3949	45-5401931
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1065 Kawaiahao St Ste 2207, Honolulu, Hawaii		96814
(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(803) 226-7944

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:

Brown, Brown & Premsrirut

Attn:  Puoy Premsrirut

520 S. Fourth Street, Second Floor

Las Vegas, Nevada 89101

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTERED FEE
Common Stock	5,000,000	$0.004	$20,000	$2.73

(1)	This price was arbitrarily determined by Camp Nine, Inc.
(2)	Calculated on the basis of the maximum aggregate offering price of all securities being registered in accordance with Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

CAMP NINE, INC.

5,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated November 8, 2012

This prospectus relates to our offering of 5,000,000 new shares of our common stock at an offering price of $0.004 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 5,000,000 shares ($20,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our sole officer and Director, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.004	None	$0.004
Total (maximum offering)	$20,000	None	$20,000

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: November 8, 2012

2

Page
Summary	5
Risk Factors	6
Risks Related To Our Financial Condition and Business Model	6
Emerging Growth Company Status	6
Because we have limited experience manufacturing, marketing and selling our products, we may not generate significant net sales and we face a high risk of business failure.	7
Sales of our products can be seasonal, which may cause our operating results to vary from quarter to quarter.	7
We compete for discretionary spending with many other entertainment alternatives and are subject to factors that generally affect the recreation and leisure industry, including the current economic downturn.	7
Bad or extreme weather conditions can adversely impact surfing, which in turn could reduce our revenues.	7
The seasonality of swells can magnify the impact of adverse surfing conditions or events occurring within that season.	7
If we do not obtain additional financing, our business will fail.	7
Because our sole officer and director has no business experience, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.	8
If demand for our products grows, we may be unable to build the required supply in a timely and efficient manner.	8
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	8
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	9
Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.	9
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
Because our president, Mr. Garcia, currently owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Garcia are inconsistent with the best interests of other stockholders.	9
Risks Related To Legal Uncertainty	10
If we are the subject of future product liability suits, our business will likely fail.	10

3

Risks Related To This Offering	10
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	10
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	10
Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.	10
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	10
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	11
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	11
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	11
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	11
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.	12
Forward-Looking Statements	12
Use of Proceeds	12
Determination of Offering Price	13
Dilution	13
Plan of Distribution	14
Description of Securities	16
Interest of Named Experts and Counsel	18
Description of Business	19
Description of Property	22
Legal Proceedings	22
Market for Common Equity and Related Stockholder Matters	22
Financial Statements	24
Plan of Operations	25
Changes in and Disagreements with Accountants	28
Directors and Executive Officers	28
Executive Compensation	29
Security Ownership of Certain Beneficial Owners and Management	30
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	31
Certain Relationships and Related Transactions	31
Available Information	31
Dealer Prospectus Delivery Obligation	31
Other Expenses of Issuance and Distribution	32
Indemnification of Directors and Officers	32
Recent Sales of Unregistered Securities	33
Exhibits	33
Undertakings	34

4

Summary

Camp Nine, Inc.

The Company

We were incorporated as Camp Nine, Inc. on May 31, 2012, in the State of Nevada for the purpose of designing, manufacturing, and marketing surfboards. We are a development stage company and have not generated significant sales to date. As of August 31, 2012, we had $18,354 in current assets and current liabilities in the amount of $6,996. Accordingly, we had working capital of $11,358 as of August 31, 2012. We currently have limited liquidity, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 5,000,000 shares of our common stock at an offering price of $0.004 per share (the “Offering”). Currently, we have limited inventory consisting of fifteen surfboards.  Our business plan is to use the proceeds of this offering for the production of additional surfboards and to increase our brand awareness through advertising. However, our management has retained discretion to use the proceeds of the Offering for other uses. The minimum investment amount for a single investor is $500 for 125,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 5,000,000 shares ($20,000).

Our address is 1065 Kawaiahao St Ste 2207, Honolulu, Hawaii 96814. Our phone number is (803)226-7944.  Our fiscal year end is May 31.

The Offering

Securities Being Offered	Up to 5,000,000 shares of our common stock.
Offering Price

The offering price of the common stock is $0.004 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. There is no guarantee that our common stock will be accepted for quotation on the over-the-counter bulletin board or that, if our common stock is so quoted, that an active market for the shares will develop.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	5,000,000
Securities Issued and to be Issued

23,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Mr. Michael Garcia, owns an aggregate of 100% of the common shares of our company and therefore have substantial control.  Upon the completion of this offering, our officers and directors will own an aggregate of approximately 82.46% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	28,500,000
Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $20,000. We intend to use these proceeds to execute our business plan.
Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information
Balance Sheet Data	Fiscal Year Ended August 31, 2012 (audited)
Cash	$8,949
Total Assets	18,354
Liabilities	6,996
Total Stockholder’s Equity (Deficit)	11,358
Statement of Operations
Revenue	$7,941
Net Profit (Loss) for Reporting Period	$(12,052)

5

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects.

Risks Related To Our Financial Condition and Business Model

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act").  We will remain an "emerging growth company" for up to five years, or until the earliest of:

        (i)    the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

       (ii)   the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

       (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

  not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

  exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

6

Because we have limited experience manufacturing, marketing and selling our products, we may not generate significant net sales and we face a high risk of business failure.

We have only manufactured a limited number of surfboards.  Additionally, our experience in marketing our products to date has consisted of informal contacts with retailers, online promotion, social media and limited print advertising.  Because of our very limited experience in producing, marketing and selling our products, we can provide no assurance that we will be able to generate significant sales or net profits.  We have earned limited revenues as of the date of this prospectus, and thus face a high risk of business failure.

Sales of our products can be seasonal, which may cause our operating results to vary from quarter to quarter.

Surfers ride waves. The most consistent and best waves are generated by storms in the Northern Hemisphere in November through February and in the Southern Hemisphere in June through September. It can be expected that most surfers will purchase surfboards during these windows, and that conversely, our sales outside of these windows will be lower.

We compete for discretionary spending with many other entertainment alternatives and are subject to factors that generally affect the recreation and leisure industry, including the current economic downturn.

Surfing is a recreational activity or sport and thus competes for discretionary spending with other types of recreational and leisure activities.  Our business is also subject to factors that generally affect the recreation and leisure industries and are not within our control.  Such factors include, but are not limited to, general economic conditions and changes in consumer tastes and spending habits.  Consumers with a lack of disposable income may decide not to surf, which would negatively impact our business.

Bad or extreme weather conditions can adversely impact surfing, which in turn could reduce our revenues.

Surfing can be adversely affected by continuous bad or extreme surfing conditions and by forecasts of bad or mixed surfing conditions.  Bad surfing conditions and forecasts of bad or mixed surfing conditions can reduce the number of people surfing, which in turn could lead to the purchase of fewer surfboards.

The seasonality of swells can magnify the impact of adverse surfing conditions or events occurring within that season.

As stated above, the most consistent and best waves are generated by storms in the Northern Hemisphere in November through February and in the Southern Hemisphere in June through September.  As a result, when conditions or events described as risk factors occur during the these windows there is only a limited period of time during which the impact of those conditions or events can be mitigated.  Accordingly, such conditions or events may have a disproportionately adverse effect upon our revenues.

If we do not obtain additional financing, our business may fail.

Our business plan calls for expenses related to manufacture of additional inventory and marketing, and other developmental costs. Our cash requirements over the current fiscal year are expected to be approximately $30,000, consisting of approximately $6,000 for producing surfboards, including both materials and labor, $4,000 for marketing, and an additional $20,000 to $25,000 for professional fees.  As of August 31, 2012, we had cash on hand in the amount of $8,949.

We currently have limited operations, limited revenue, limited liquidity, and have not completed our effort to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Thus, we will be dependent, for the near future, on additional investment capital to fund operating expenses. Accordingly, we will be unable to execute on our business plan if we are unable to successfully complete this Offering at or near the maximum offering amount, which may in turn cause our business to ultimately fail.

In addition, if we are unable to achieve sales revenue sufficient to fund ongoing operations within the next 9-12 months, we may be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show strong early revenues and sustained sales growth.  These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

7

Because our sole officer and director has no business experience, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Garcia, has no business experience as a manager or other executive.  Mr. Garcia has created the designs for our existing products and has been primarily responsible for overseeing our manufacturing process.  Our competitors, however, may have substantially more experienced management as well as greater revenue and resources.  Due to more experienced management and greater overall resources, our competitors may have a significant advantage over us and we may struggle to grow our sales effectively and achieve long term profitability.  In addition, Mr. Garcia has no experience managing a publicly reporting company.  Accordingly, Mr. Garcia may be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

If demand for our products grows, we may be unable to build the required supply in a timely and efficient manner.

We have our surfboards manufactured through a process that, while generally cost effective, may be more labor intensive than that employed by our competitors.  The cost to build a basic-model table is approximately $340 to $430, depending on the size of the surfboard and the extent of the graphics.  To date we have initially priced our surfboards at $675; however, we have had sales in which the surfboards have sold for $400, $495 and $575. Surf shops that sell our surfboards receive a 20% consignment fee off of the gross sales price. Accordingly, our manufacturing costs per surfboard are expected to be less than the anticipated retail price for the finished products. We have no full time employees and rely upon independent contractors to assist with the building process on an as-needed basis.  In the event of a large upswing in sales orders, we would struggle to produce the required product in a timely and efficient fashion.  Due to our limited manufacturing capacity, we may be unable to effectively and fruitfully manage a growth in sales.  In addition, because some of our competitors may source their products from third parties and may be willing to reduce prices and accept lower profit margins to compete with us, our ability to obtain a cost advantage through sourcing is reduced.  Although we intend for the forseeable future to focus on products custom-built to order rather than cheaply made mass-market products, competition could nonetheless cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future. As of August 31, 2012, we had cash in the amount of $8,949. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

8

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the amount of $20,000 to $25,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Garcia, our sole officer and director and the designer and primary developer of our products, devotes 5 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Garcia, nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees and rely upon outside contractors to assist with the construction of our products on an as-needed basis.  If the demands of our business require the full business time of Mr. Garcia, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Garcia, currently owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Garcia are inconsistent with the best interests of other stockholders.

Mr. Garcia is our president, chief financial officer and sole director.  He currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 82.46% of our outstanding common stock if the maximum number of shares are sold.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Garcia may still differ from the interests of the other stockholders.

9

Risks Related To Legal Uncertainty

If we are the subject of future product liability suits, our business will likely fail.

Products that have been or may be developed by us may expose us to potential liability from personal injury or property damage claims by the users of such products. We believe that our surfboards are physically safe and pose little or no risk of injury as a result of any characteristic of their physical design. Surfing is inherently dangerous though. We do not believe that, as a surfboard manufacturer, we would face any legal exposure for such damages. There can be no assurance, however, that a claim will not be brought against us in the future in an attempt to advance a novel theory of liability. We currently do not maintain product liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

10

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.004 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

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If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 5,000,000 shares of common stock offered at a public offering price of $0.004 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority, the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$20,000	100.0%
Commission 1	$0	0.0%
Net Proceeds	$20,000	100.0%
USE OF NET PROCEEDS
Materials and supplies 2	$1,779	8.9%
Advertising and marketing3	$4,000	20.0%
Labor4	$4,221	21.1%
General and Administrative5	$10,000	50.0%
TOTAL APPLICATION OF NET PROCEEDS	$20,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers who are members of the National Association of Securities Dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Materials and supplies: We intend to use approximately $1,779 of the net proceeds of this Offering to purchase certain materials and supplies for use in the manufacturing of our products, consisting of blank pieces of polyurethane foam, graphics and fins for the surfboards.

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3 Advertising and marketing:  We intend to use approximately $4,000 of the net proceeds of this Offering for expenses related to marketing and advertising, including print advertising, promotional t-shirts, website fees and related expenses.

4 Labor:  We intend to use $4,221 of the net proceeds of this Offering to compensate individual independent contractors who shape, and lay the fiberglass and graphics on the surfboards. It is our aim to produce approximately 14-17 surfboards from the monies we have allocated to materials and supplies ($1,779) and in labor ($4,221).

5 General and Administrative:  A portion of the proceeds will be used to pay general administrative expenses such as phone, gasoline, office supplies, and other general overhead items.  However, we anticipate that approximately that at least 80% will be used for the legal and accounting costs we expect to incur as a result of becoming a public company.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%
USE OF NET PROCEEDS
Materials and supplies	$1,334	8.9%	$667	6.67%	$334	6.68%
Advertising and marketing	$3,000	20.0%	$1,750	17.5%	$750	15.0%
Labor	$3,166	21.11%	$1,583	15.83%	$916	18.32%
General and Administrative	$7,500	50.0%%	$6,000	60.0%	$3,000	60%
TOTAL APPLICATION OF NET PROCEEDS	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%

Determination of Offering Price

The $0.004 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of August 31, 2012 was $8,358 or $0.0003557 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of August 31, 2012.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 5,000,000 shares of common stock for $20,000, net tangible book value will be approximately $0.000995 per share.  This will represent an immediate increase of approximately $0.0006393 per share to existing stockholders and an immediate and substantial dilution of approximately $0.003005 per share, or approximately 75.13%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

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The following table sets forth as of August 31, 2012, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.004 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	23,500,000	82.46%	$23,500
New Investors	5,000,000	17.54%	$20,000
Total	28,500,000	100.00%	$43,500

 Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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The Offering will be Sold by Our Officer and Director

We are offering up to a total of 5,000,000 shares of common stock. The offering price is $0.004 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 5,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and Director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and Director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officer and Director.

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As our officer and Director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and Director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and Director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $500 for 125,000 shares. All checks for subscriptions must be made payable to "Camp Nine, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of August 31, 2012, there were 23,500,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

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Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the Board of Directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Puoy Premsrirut, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Malone Bailey LLP, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Malone Bailey LLP has presented their report with respect to our audited financial statements.  The report of Malone Bailey LLP is included in reliance upon their authority as experts in accounting and auditing.

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Description of Business

Principal Place of Business

Our principal offices are located at 1065 Kawaiahao St Ste 2207, Honolulu, Hawaii 96814.

Company Overview

We were incorporated as Camp Nine, Inc. in the State of Nevada on May 31, 2012, for the purpose of designing, manufacturing, marketing and selling surfboards. In order to limit our liability, the actual designing, manufacturing, marketing and selling of surfboards occurs in our wholly owned subsidiary, Camp Nine, LLC, a Hawaii limited liability company. Camp Nine, LLC, was organized on May 23, 2011, in the State of Hawaii.

We currently manufacture and sell three models of surfboards, the Ace 1, Bandito and Hot Pocket. Each of these models has a variety of graphics. Surfboard graphics are the emphasis of our company, and what we use in an attempt to distinguish ourselves from other surfboard companies as most surfboards have what we regard as limited graphics. To this end, rather than simply trying to sell a surfboard, we promote our surfboards as pieces of art.

Through this offering, we are seeking funding for the purpose of increasing our inventory and marketing our surfboards and beginning to offer our products to the public in a focused effort.  As we go forward with our plan of operations, our founder and executive officer, Michael Garcia, will continue to be primarily responsible for designing our surfboards, overseeing their manufacture, and marketing them for sale.

Surfing

The vital piece of equipment in surfing is the surfboard.

Surfboards come in a variety of sizes and shapes. The two main genuses of surfboards in the surfboard family are shortboards and longboards. As the names would imply, the distinction between a shortboard and a longboard is generally one of length. Although there is not a clear line of height demarcation, generally, shortboards are those boards which are less than 8 feet in height, while longboards are those boards that are 8 feet in height or greater. Our surfboards are considered shortboards.

Surfing is a growing sport. In 1959, it is estimated there were approximately 5,000 surfers worldwide. In 2007, the worldwide surfing population was estimated to be between 17 and 23 million. (Source: Frazier, Bart. “Better Surfing Comes with Property Rights.” The Future of Freedom Foundation, Freedom Daily Posted November 1, 2007). Additionally, there are a number of contests and tours for surfing, the most prominent of which is the Association of Surfing Professionals World Tour (the “ASP Tour”). The ASP Tour has stops in North America, South America, Australia and Europe.

Our goal is to capitalize on the popularity of surfing by offering shortboard surfboards with distinct and unique graphics.

Surfboard Manufacturing Process

Our surfboards consist of polyurethane foam, fiberglass and epoxy resin. The first step in manufacturing a surfboard is to purchase a blank piece of polyurethane foam from a supplier. This piece of foam is referred to as a blank. The second step is to shape the blank into the dimensions desired for the surfboard. After the blank has been shaped to the desired dimensions, the next step is to apply an initial coat of fiberglass on the surface of the surfboard. Once the initial coat of fiberglass has been applied, then the graphics are applied to the surfboard. After the graphics have been applied to the surfboard, a coat of fiberglass and resin is applied to the surface of the surfboard.

We have independent contractors perform all of the foregoing work. The party that shapes the blank to our desired dimensions is referred to as the shaper. The party that applies the fiberglass, resin and graphics is referred to as the glasser. To date, it has taken approximately 4-6 weeks from the time we order a surfboard from our independent contractors until we receive a completed surfboard.

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Products and Pricing

Within the shortboard and longboard each genus are a variety of surfboard species. We will offer “performance shortboards” and “fun shortboards”. A performance shortboard is intended for those surfers who are more experienced, accomplished surfers. These parties generally have no trouble with the basics of surfing such as catching a wave, and thus want a performance surfboard that is highly maneuverable and responsive. Less accomplished surfers will generally gravitate towards the species of shortboard known as the fun shortboard. Fun shortboards are less maneuverable than performance boards once you are on the wave, but are designed to facilitate the catching of the wave. Fun shortboards are also used by all levels of surfers when the waves are too small to support performance surfing. Our current surfboard models are as follows:

•	Ace 1
o	The Ace 1 is considered a high performance shortboard and is described on our website as follows:
▪	“Solid rocker for both smaller days and those with some size. The deck is slightly flatter than most carrying more volume throughout the board. The outline has a bit more forward width which also increases the volume.”
o	It is available in the following heights:
▪	5’7”, 5’9”, 5’11”, 6’1” and 6’3”.
o	It is priced between $500-$675 depending on the height and graphics.

•	Bandito
o	The Bandito is considered a medium performance shortboard and is described on our website as follows:
▪	“The board’s midpoint has been pushed forward giving a bit more foam up towards the nose, good for paddle power. The tail rocker somewhat resembles the rocker of a step-up board, giving the board the ability to handle well in larger more critical surf. The idea behind this board as with many of our boards is versatility and reliability.”
o	It is available in the following heights:
▪	5’7”, 5’9”, 5’11”, 6’1” and 6’3”.
o	It is priced between $500-$675 depending on the height and graphics.

•	Hot Pocket
o	The Hot Pocket is considered a fun shortboard and is described on our website as follows:
▪	“The rocker is kept low similar to its retro fish ancestor, which will allows the board to paddle in with ease and be faster once you’re up. The outline has less curve in the middle, thus resembling the midsection of a modern shortboard. The deck is flat like an older fish, but instead of having chunky rails, the rails are beveled into a smaller performance oriented square rail. The flat to concave deck provides a stable platform which flows well with the deep double concave underneath the back foot.”
o	It is available in the following heights:
▪	5’7”, 5’9”, 5’11” and 6’1”.
o	It is priced between $500-$675 depending on the height and graphics.

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Competition

To date we have sold all of our surfboards on Oahu, Hawaii. We anticipate that all of our sales in the immediate future will also occur in on Oahu. We face a tremendous amount of competition from other surfboard manufacturers, both local and national, in this market.

The surfboard manufacturing market is characterized by a few global competitors that sell their product in every market in which surfing is popular, and local competitors that manufacturer and sell surfboards to parties in the immediate geographic vicinity in which they reside. National manufacturers enjoy the competitive advantage of brand recognition. National manufacturers achieve brand recognition by placing advertisements in national magazines such as Surfer, Surfing and Transworld Surf and sponsoring high profile surfers. Further brand recognition is gained when these high profile surfers appear in the foregoing magazines and surf videos.

Although local manufacturers enjoy brand recognition, it is not as great. Local manufacturers do possess a high degree of brand loyalty though. Local manufacturers frequently custom shape surfboards to the particular requests of their customers. If a customer is pleased with the surfboard, then they will generally return to that manufacturer when they need a new surfboard. For this same reason, national manufacturers also enjoy brand loyalty.

We do not have the resources to compete with the marketing done by national competitors. With respect to local competitors, we face the obstacle of having to move customers away from a product they know that they enjoy surfing. In attempt to overcome the obstacles presented by national and local surfboard manufacturers we have emphasized surfboard graphics.

Surfboards are generally blank except for some small decals. Conversely, our surfboards have extensive graphics and colors. We emphasize this distinction in the promotion of our surfboards by referring to them as art. We believe that by offering a substantially different aesthetic than the vast majority of our competitors, both local and national, we will attract customers who would otherwise not be interested in our product. Additionally, while we are primarily targeting customers who will use our surfboards to surf, we hope that by promoting our surfboards as art that some individuals may buy the surfboards as decorative pieces to be displayed and not surfed. At this point however, this would merely be a collateral benefit.

Seasonal Business

Surfers ride waves. The most consistent and best waves are generated by storms in the Northern Hemisphere in November through February and in the Southern Hemisphere in June through September. It can be expected that most surfers will purchase surfboards during these windows, and that conversely, our sales outside of these windows will be lower than during these windows.

Subsidiaries

We own 100% of Camp Nine, LLC, a Hawaii limited liability company.

Intellectual Property

We have registered the domain name of our primary website, campnine.com. In addition, we have filed with the Hawaii Secretary of State 1) a trade name reservation for Camp Nine Board Line Hawaii and 2) a trade mark reservation Camp Nine Hawaii and our logo. In the future we intend to file federal trademark registrations for “Camp Nine Hawaii”.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our planned operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

21

Employees

We have no other employees other than our sole officer and director, Michael Garcia. Mr. Garcia is our President, CEO, CFO, and sole member of the Board of Directors.   Mr. Garcia oversees all responsibilities in the areas of corporate administration, product design and manufacture, and marketing. Additional individuals may be engaged as independent contractors to assist in our manufacturing process on an as-needed basis. As our planned operations commence and as we begin to generate revenues, we may expand our current management in the future to retain skilled directors, officers, and employees with experience relevant to our business focus.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 1065 Kawaiahao St Ste 2207, Honolulu, Hawaii 96814.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

22

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

23

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of August 31, 2012, and August 31, 2011;
F-3	Statement of Operations for the year ended August 31, 2012 , From Inception on May 23, 2011 Through August 31, 2011 and From Inception on May 23, 2011 Through August 31, 2012;
F-4	Statement of Stockholders’ Equity (Deficit) as of August 31, 2012
F-5	Statement of Cash Flows for the year ended August 31, 2012, From Inception on May 23, 2011 Through August 31, 2011 and From Inception on May 23, 2011 Through August 31, 2012
F-6	Notes to Financial Statements;

24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Camp Nine, Inc.

Honolulu, Hawaii

We have audited the accompanying consolidated balance sheets of Camp Nine, Inc. (“the Company”), as of August 31, 2012 and 2011 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended August 31, 2012 and the period from May 23, 2011 (inception) through August 31, 2011 and 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of August 31, 2012 and 2011, and the results of its consolidated operations and its consolidated cash flows for the year ended August 31, 2012 and the period from May 23, 2011 (inception) through August 31, 2011 and 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses from operations for fiscal 2012 and the period from May 23, 2011 through August 31, 2011, and has a working capital deficit as of August 31, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

November 8, 2012

F-1

CAMP NINE, INC.

(A Development Stage Company)

Consolidated Balance Sheets

	August 31,	August 31,
	2012	2011
ASSETS
CURRENT ASSETS

Cash	$8,949	$3,014
Inventory	6,405	6,896
Other Current Asset	3,000	—

Total Current Assets	18,354	9,910

TOTAL ASSETS	$18,354	$9,910

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable	$6,996	—

Total Current Liabilities	6,996	—

STOCKHOLDERS' EQUITY

Preferred stock: $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock: $0.001 par value, 90,000,000 shares authorized, 23,500,000 and 10,000,000 shares issued and outstanding, respectively	23,500	10,000
Deficit accumulated during the development stage	(12,142)	(90)

Total Stockholders' Equity	11,358	9,910

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,354	$9,910

The accompanying notes are an integral part of these audited consolidated financial statements.

F-2

CAMP NINE, INC.

(A Development Stage Company)

Consolidated Statements of Operations

		From Inception	From Inception
	For the	on May 23,	on May 23,
	Year Ended	2011 Through	2011 Through
	August 31,	August 31,	August 31,
	2012	2011	2012
REVENUES	$7,941	$—	$7,941
COST OF GOODS SOLD	5,799	—	5,799
GROSS MARGIN	2,142	—	2,142
OPERATING EXPENSES
Advertising and promotion	4,727	—	4,727
Loss on impairment of inventory	377	—	377
General and administrative	9,090	90	9,180

Total Operating Expenses	14,194	90	14,284
LOSS FROM OPERATIONS	(12,052)	(90)	(12,142)

NET LOSS	$(12,052)	$(90)	(12,142)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	16,311,475	6,200,000

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

CAMP NINE, INC.

(A Development Stage Company)

Consolidated Statement of Stockholders' Equity

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at inception on May 23, 2011	—	$—	$—	$—	$—

Common stock issued for cash at $0.001 per share	10,000,000	10,000	—	—	10,000

Net loss for the period from inception through August 31, 2011	—	—	—	(90)	(90)

Balance, August 31, 2011	10,000,000	10,000	—	(90)	9,910

Common stock issued for cash at $0.001 per share	13,500,000	13,500	—	—	13,500

Net loss for the year ended August 31, 2012	—	—	—	(12,052)	(12,052)

Balance, August 31, 2012	23,500,000	$23,500	$—	$(12,142)	$11,358

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

CAMP NINE, INC.

(A Development Stage Company)

Consolidated Statements of Cash Flows

		From Inception	From Inception
	For the	on May 23,	on May 23,
	Year Ended	2011 Through	2011 Through
	August 31,	August 31,	August 31,
	2012	2011	2012

OPERATING ACTIVITIES

Net loss	$(12,052)	$(90)	$(12,142)
Adjustments to reconcile net loss to cash used in operating activities:

Changes in operating assets and liabilities:
Inventory	491	(6,896)	(6,405)
Other receivable	(3,000)		(3,000)
Accounts payable	6,996	—	6,996

Net Cash Used in Operating Activities	(7,565)	(6,986)	(14,551)

FINANCING ACTIVITIES

Proceeds from the issuance of common stock	13,500	10,000	23,500

Net Cash Provided by Financing Activities	13,500	10,000	23,500

NET INCREASE IN CASH	5,935	3,014	8,949
CASH AT BEGINNING OF PERIOD	3,014	—	—

CASH AT END OF PERIOD	$8,949	$3,014	$8,949

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$—	$—	$—
Income Taxes	$—	$—	$—

The accompanying notes are an integral part of these audited consolidated financial statements.

F-5

CAMP NINE, INC.

Notes to Consolidated Financial Statements

August 31, 2012 and 2011

Note 1 – Summary of Significant Accounting Policies

This summary of significant accounting policies of Camp Nine, Inc. and Subsidiary (“the Company”) is presented to assist in understanding the Company’s financial statements.  The financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. On May 31, 2012, Camp Nine, Inc. (“the Parent”) entered into an Acquisition Agreement with Camp Nine, LLC and the member of Camp Nine, LLC (“the Subsidiary”), subject to customary closing conditions. All conditions for closing were satisfied or waived and the transaction closed on May 31, 2012.

Pursuant to the terms and conditions of the Acquisition Agreement, 23,500,000 shares of restricted common stock of the Company were issued to the sole member of Camp Nine, LLC, in exchange for all of the issued and outstanding membership units of the Subsidiary. As a result of the transaction, Camp Nine, LLC became a wholly-owned subsidiary of the Parent and the sole member of the Subsidiary became the controlling shareholder of the Company. For accounting purposes, the Subsidiary is considered the accounting acquirer, and the historical Balance Sheets, Statements of Operations, and Statements of Cash Flow of the Subsidiary are presented as those of the Company. The historical equity information is that of Camp Nine, LLC, the accounting acquiree.

Organization and Line of Business

The Parent was incorporated on May 31, 2012 in the State of Nevada. The Subsidiary was incorporated on May 23, 2011 in the state of Hawaii.  The Company is a manufacturer and retailer of surfboards and related accessories.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reportable amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and other securities with an original maturity of 90 days or less. As of August 31, 2012 and 2011, cash balances totaled $8,949 and $3,014, respectively.

Inventory

In accordance with ASC 605 “Inventory Pricing,” the Company’s inventory is valued at the lower of cost (the purchase price, including additional fees) or market based on using the entire value of inventory.  Inventories are determined based on the first-in first-out (FIFO) basis. Inventory consists of raw materials, finished goods held for sale and work in progress. As of August 31, 2012 and 2011, inventory consisted of the following:

	August 31, 2012	August 31, 2011
Raw materials	$—	$—
Finished goods	6,405	6,896
Work in process	—	—
Subtotal	6,405	6,896
Reserve for Obsolescence	—	—
Total	$6,405	$6,896

F-6

CAMP NINE, INC.

Notes to Consolidated Financial Statements

August 31, 2012 and 2011

Loss Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were no dilutive financial instruments issued or outstanding for the year ended August 31, 2012 and the period from inception thru August 31, 2011.

Revenue Recognition

The Company records sales when a firm sales agreement is in place, delivery has occurred, and collectability of the fixed or determinable sales price is reasonably assured. If customer acceptance of products is not assured, the Company records sales only upon formal customer acceptance.

Advertising Costs

The Company classifies expenses for advertising as general and administrative expenses. The Company incurred advertising costs of $4,727 and $-0- during the periods ended August 31, 2012 and 2011, respectively.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $12,142 as of August 31, 2012.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-7

CAMP NINE, INC.

Notes to Consolidated Financial Statements

August 31, 2012 and 2011

NOTE 3 – STOCKHOLDERS’ EQUITY

The sole member of the Subsidiary contributed cash of $10,000 and $13,500 during the periods ended August 31, 2011 and 2012, respectively.

On May 31, 2012, the Company’s board of directors and majority shareholder approved the Company’s articles of incorporation for authorized capital stock consisting of 90,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock also with a par value of $0.001. On the same day, the Company issued 23,500,000 restricted common shares to the sole member of the Subsidiary in exchange for all of the issued and outstanding membership units. These shares were valued at $23,500, which is the total amount of contributions made by the sole owner. The Company accounted for the recapitalization of the subsidiary membership interests retrospectively.

As of August 31, 2012 and 2011, there were 23,500,000 and 10,000,000 shares of common stock issued and outstanding, respectively, and no shares of preferred stock were issued or outstanding.

Note 4 – Income taxES

The Company follows ASC 740, under which deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized . At August 31, 2012, the Company had an unused net operating loss carryover approximating $3,000 that is available to offset future taxable income, which expires beginning in 2031.

The cumulative tax effect at the expected rate of 34 percent of significant items comprising our net deferred tax amount is as follows:

	August 31,	August 31,
Deferred tax asset attributable to:	2012
Net operating loss carryover	$5,118	$31)
Valuation allowance	(5,118)	(31)
Net deferred tax asset	$—	$—

F-8

Plan of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Current Inventory and Product Development

Currently, we have inventory of 15 surfboards consisting of:

•	7 of the Ace 1
•	3 of the Bandito
•	5 of the Hot Pocket

Over the next three to six months, we plan to manufacture additional surfboards and to increase our saleable inventory to approximately twenty nine to thirty two surfboards.  We will continue to feature the three models, the Ace 1, Hot Pocket and Bandito, but will likely incorporate different graphic designs.  During the coming months, our surfboards will continue to be designed by our sole officer and director, Michael Garcia.

We plan to finance our planned manufacture of additional inventory through the use of cash on hand as well as funds to be raised in the current offering.  The purchase of additional materials, consisting of blank pieces of polyurethane foam, graphics and fins for the surfboards, will be required.  In addition, we will require funds to compensate independent contractors who will assist in the production process on an as-needed basis.  Generally, the independent contractors used will be the party that shapes the blank piece of polyurethane foam into a surfboard and the individual that lays the fiberglass, graphics and resin on the surfboard. Our budget for these expenses is as follows:

● Raw materials and supplies	$1,779
● Labor	$4,221
Total	$6,000

Using the $6,000 budget above, we expect to produce approximately fourteen to seventeen new surfboards.  Our immediate goal is to supplement our current stock of surfboards. Once we have increased our stock of surfboards, then we intend to increase our print advertising. It is our hope that the increased advertising and will lead to increase demand which we hope to be able to meet with our larger inventory.

25

Marketing Efforts

To date our marketing efforts have consisted of a website, campnine.com, displaying our surfboards in retail stores, social media, advertising boards for sale on craigslist.org and print advertising.

Website.

Customers can view the surfboard models and 1) purchase them directly from us via the website or 2) locate a surf shop that carries our surfboards. Under the Board Models tab, individuals can view all of the types of board models and dimensions. Customers can also take a look at our existing boards for sale, and the dimensions and graphics of each, under the Shop tab. We also offer a list of the surf shops that carry our surfboards and pictures, length and cost of the surfboards at the surf shop. In addition to our product information the website has a photo gallery page and a blog page with announcements on regarding upcoming sales on surfboards and placement of the surfboards in the surf shops. Our President, Michael Garcia designed the website and maintains it. We pay approximately $100 to maintain the website.

Retail Surf Shops.

We currently have our surfboards in three surf shops, Surf Garage Surf Shop, Drift Surf and Diamond Head Surfboards all of which are in Honolulu, Hawaii. The surfboards are offered for sale in these surf shops on a consignment basis. To date we have provided the surf shops 20% of the gross sales price of each board. Although this lowers our return on each surfboard, we believe that having the surfboard on display increases our overall product and brand awareness in the local surf community and increases the chance of the surfboard being sold.

Social Media.

We have both a facebook page, CampNine BoardLine, and a twitter account, @campnine.com. Our Facebook page has almost 600 friends. We attempt to regularly post product available for sale and direct people to our website for further product information. We have over 450 followers and almost 2,000 people following us on our twitter account. We attempt to direct people to our website by advising them of new posts on our blog. Currently, there is no charge from either Facebook or Twitter to maintain a webpage or account, respectively.

Craigslist.

We post our surfboards for sale on the craigslist.org page for Hawaii. The posts generally provide a link to our website, a picture of the board for sale, its cost and dimensions. If a model is for sale at one of the retail surf shops that is carrying our product, then we generally provide the location of the surf shop as well. Currently, there is no charge for advertising surfboards for sale on craigslist.org.

Print Advertising.

Our surfboards were listed in Freesurf Spring Board Buyer’s Guide. The cost for this was $700. This is the extent of our print advertising to date. We hope to increase our exposure with additional print advertising. However, this will be contingent on our ability to raise additional funds.

T Shirts.

In order to promote our visibility, we printed 50 t-shirts with our name and logo. These will be given to surf shop owners, parties that purchase surfboards, and may be given away at surf contests.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

26

Results of Operations for the Year ended August 31, 2012

We generated $7,941, $0 and $7,941 in revenue for the years ended August 31, 2012 and 2011 and for the period from May 23, 2011 (Date of Inception) through August 31, 2012, respectively.

Our cost of goods sold for the years ended August 31, 2012 and 2011 and for the period from May 23, 2011 (Date of Inception) through August 31, 2012, were $5,799, $0 and $5,799, respectively.

Our operating expenses for the years ended August 31, 2012 and 2011 and for the period from May 23, 2011 (Date of Inception) through August 31, 2012, were $14,194, $90 and $14,284, respectively.

The operating expenses for the year ended August 31, 2012, consisted of general and administrative fees of $9,090, advertising and promotion costs of $4,727 and impairment of inventory of $377. The operating expense for the year ended August 31, 2011, consisted of general and administrative fees of $90. The primary operating expenses for the period from May 23, 2011 (Date of Inception) through August 31, 2012, consisted of general and administrative fees of $9,180, advertising and promotion costs of $4,727 and impairment of inventory of $377.

We recorded a net loss of $12,052, $90 and $12,142 for the years ended August 31, 2012 and 2011 and for the period from May 23, 2011 (Date of Inception) through August 31, 2012, respectively.

Liquidity and Capital Resources

As of August 31, 2012, we had total current assets of $18,354, consisting of cash in the amount of $8,949, other receivables of $3,000, and inventory and supplies in the amount of $6,405. We had current liabilities of $6,996 as of August 31, 2012.  Accordingly, we had working capital of $11,358 as of August 31, 2012.

Operating activities used $7,565 in cash for the year ended August 31, 2012. Financing Activities during the year ended August 31, 2012, generated $13,500 in cash.

As outlined above, we expect to spend approximately $10,000 toward the implementation of our business plan, not including professional fees and expenses.  As of August 31, 2012, we had $8,949 in cash.  The success of our business plan therefore depends on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash to carry out our business plan for the next six to nine months.  If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired.

Our ability to operate beyond the next six to nine months is contingent upon us obtaining additional financing and/or upon realizing relatively significant sales and revenue growth over the course of the current fiscal year. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

In addition to the funds required for the implementation of our business plan, we expect to spend approximately $20,000 to $25,000 per year in accounting and legal expenses as a result of our becoming a public company.  A portion of the proceeds from this Offering (approximately $10,000, if the maximum offering is subscribed) have been allocated toward such expenses.  In the event that the maximum offering is subscribed, this portion of the offering proceeds, together with unallocated cash on hand, should be sufficient to meet our expected legal and accounting expenses for the first three quarters of our fiscal year beginning August 31, 2012.  In the event that substantially less than the maximum offering is received, or in the event that sales revenues are insufficient to fund our required legal and accounting expenses beyond the first three quarters of the current fiscal year, our sole officer and controlling shareholder, Michael Garcia, has committed to fund our legal and accounting compliance expenses through additional infusions of equity or debt capital. We anticipate that Mr. Garcia will fund any shortfall we may experience in funds available to pay future legal and accounting compliance expenses and we do not currently expect to solicit additional outside investment in the form of debt or equity for that purpose.

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Going Concern

Our accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate our continuation as a going concern.  However, we have accumulated deficit of $12,142 as of August 31, 2012.  Additionally, we currently have limited liquidity, and haves not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

We anticipate that we will be dependent, for the near future, on additional investment capital to fund operating expenses. We intend to position ourselves so that we may be able to raise additional funds through the capital markets. In light of our efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Off Balance Sheet Arrangements

As of August 31, 2012, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of October 16, 2012 are as follows:

Name	Age	Position(s) and Office(s) Held
Michael Garcia	35	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Michael Garcia.  Mr. Garcia works with a real estate development firm in Honolulu, Hawaii where he handles the social media and information technology for the firm.  Mr. Garcia creates the design dimensions and graphics for our surfboards and oversees the process of designing and manufacturing our surfboards. There are no other items of specific professional experience, qualification or skills that led to his appointment as our sole officer and director

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

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Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Garcia, President, CEO, CFO, and director	2012 2011	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Michael Garcia	0	0	0	0	0	0	0	0	0

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Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Garcia	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 31, 2012, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 23,500,000 shares of common stock issued and outstanding on May 31, 2012.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Michael Garcia 1065 Kawaiahao St., Ste 2207, Honolulu, Hawaii 96814	23,500,000	100%
Common	Total all executive officers and directors	23,500,000	100%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

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Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.           On May 31, 2012, we entered into an Asset Purchase Agreement with our founder and sole officer and director, Michael Garcia.  Under the agreement, we issued Mr. Garcia 23,500,000 shares of common stock in exchange for his one hundred percent (100%) membership interest in Camp Nine, LLC, a Hawaii limited liability company.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.73
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$700
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expenses	$5,000
Total	$11,202.73

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

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Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On May 31, 2012, we entered into an Asset Purchase Agreement with our founder and sole officer and director, Michael Garcia.  Under the agreement, we issued Mr. Garcia 23,500,000 shares of common stock in exchange for his one hundred percent (100%) membership interest in Camp Nine, LLC, a Hawaii limited liability company. valued at $23,500. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-laws
5.1	Opinion of Opinion of Puoy Premsrirut, Esq., with consent to use
23.1	Consent of Independent Registered Public Accounting Firm

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.            To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

                          ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                        i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                       ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                        iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                     iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Honolulu, State of Hawaii, on November 9, 2012.

CAMP NINE, INC.

By: /s/ Michael Garcia

Michael Garcia

Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Michael Garcia

Michael Garcia

Principal Executive Officer, Principal Financial Officer

Principal Accounting Officer, and sole Director

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